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                                                                     EXHIBIT 8.1

                        [LATHAM & WATKINS LETTERHEAD]

                                January 31, 1997

Excel Realty Trust, Inc.
16955 Via Del Campo, Suite 110
San Diego, California 92127

         Re: $20,000,000 Aggregate Offering Price of Securities of Excel Realty Trust, Inc. (the "Company")

Ladies and Gentlemen:

         In connection with the registration statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus, by the Company of up to $20,000,000 aggregate offering price of (i) one or more series of debt securities, (ii) one or more series of preferred stock, par value $.01 per share, (iii) depositary shares representing preferred stock, (iv) shares of common stock, par value $.01 per share, or (v) warrants to purchase common stock, preferred stock, depositary shares or debt securities, you have requested our opinion concerning certain of the federal income tax consequences to the Company of its election to be taxed as a real estate investment trust. This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Company as to factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement and the Form S-3 Registration Statement incorporated by reference therein (the "Incorporated Documents").

         As special tax counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect
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Excel Realty Trust, Inc.
January 31, 1997
Page 2

thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

         Based on such facts, assumptions and representations, it is our opinion that:

                 1. The Company is organized in conformity with the requirements for qualification as a "real estate investment trust," and its proposed method of operation, as described in the representations of the Company referred to above, will enable it to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code").

                 2. The statements in the Incorporated Documents set forth under the caption "Certain Federal Income Tax Considerations to the Company of its REIT Election," to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

         No opinion is expressed as to any matter not discussed herein.

         This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Company's representations may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements.

         This opinion is furnished only to you, and is solely for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Incorporated Documents.

                                          Very truly yours,


                                          /s/ LATHAM & WATKINS